                             INTERCOMPANY AGREEMENT

                  INTERCOMPANY AGREEMENT, dated as of May __, 1997, by and between Wassall PLC, a corporation organized under the laws of England ("Wassall"), Wassall Netherlands Cable BV, a corporation organized under the laws of the Netherlands and a wholly owned subsidiary of Wassall ("Cable"), and General Cable Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, on the date hereof the Company is a wholly-owned subsidiary of Cable; and

                  WHEREAS, Cable intends to dispose of all or a substantial portion of the shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company owned by it by means of a United States and Canadian public offering and an international public offering of such shares (herein referred to as the "Offerings");

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. Definitions. As used herein, the following terms shall have the meanings as set forth below:

                  "Affiliate" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (it being understood that, for purposes of this Agreement, members of the Wassall Group, on the one hand, and members of the GCC Group, on the other hand, shall not be deemed to be Affiliates of each other).

                  "Closing Date" shall mean the date of the consummation of the Offerings.

                  "Confidentiality Agreements" shall mean those agreements listed on Annex A hereto.





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                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GCC Group" shall mean the Company and all Subsidiaries of the Company (including, from and after the consummation of the transactions contemplated by the Stock Purchase Agreement, Carol Cable Europe Ltd. and Carol Cable Ltd.).

                  "Information" shall mean any books, records, contracts, instruments, data, facts and other information in the possession or under the control of the members of the Wassall Group or the members of the GCC Group, as the case may be, necessary or desirable for use in legal, administrative, or other proceedings or for auditing, accounting or tax purposes.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stock Incentive Plan" shall mean the Company's 1997 Stock Incentive Plan.

                  "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement entered into by and among Wassall, General Cable Industries, Inc. ("GCI") and the Company providing for, among other things, the purchase by GCI from Wassall, and the sale by Wassall to GCI, of all of the outstanding shares of capital stock of Carol Cable Europe Ltd. and Carol Cable Ltd.

                  "Subsidiary" shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of which) are owned, directly or indirectly, by such Person; it being understood that, for purposes of this Agreement, neither the Company nor any Subsidiary of the Company shall be deemed to be a Subsidiary of Wassall.


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                  "Wassall Group" shall mean Wassall and all Subsidiaries of
Wassall, it being understood that in no event shall the Company or any other member of the GCC Group be deemed to be a member of the Wassall Group for purposes of this Agreement.

                  "Wassall Letters of Credit" shall mean all letters of credit issued under any credit facility of Wassall on behalf of any member of the GCC Group.

                  SECTION 2. Director Approval and Designation Rights.

                  SECTION 2.1 Approval of Initial Board. The Company hereby agrees that all directors to be appointed to the Company's Board of Directors prior to the first annual meeting of the Company's stockholders following consummation of the Offerings shall be subject to the prior written approval of Cable, and further agrees to take all action necessary to cause its Board of Directors to comply with the provisions of this Section 2.1.

                  SECTION 2.2 Designation of Directors.

                           (a) For so long as Cable and its Affiliates continue to own in the aggregate Common Stock representing at least 10% of the Company's issued and outstanding Common Stock, excluding any Common Stock issued pursuant to the Company's Stock Incentive Plan or pursuant to any other employee benefit plan or arrangement now existing or hereinafter adopted (the "Minimum Shares"), the Company will take all action necessary to, and further agrees to take all action necessary to cause its Board of Directors to, nominate and support the nomination of one individual designated by Cable (who shall be a director or senior executive of Wassall or any subsidiary of Wassall) for election as a director of the Company and to solicit proxies in favor of (and otherwise recommend to its stockholders) the election of such nominee as a director. If and for so long as the number of directors constituting the entire Board of Directors is greater than eight (8), the number of directors that Cable has the right to designate pursuant to this Section 2.2(a) shall immediately be increased to two (2) and the Company will take all action necessary to, and further agrees to take all action necessary to cause its Board of

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         Directors to, appoint and subsequently nominate for election an additional individual designated by Cable.

                           (b) If Cable ceases to continue to beneficially own the Minimum Shares, the Company will have no obligation to nominate or support the nomination of any individual or individuals designated by Cable for election as a director of the Company or to solicit proxies in favor of (or otherwise recommend to its stockholders) the election of such nominee or nominees as director.

                           (c) In the event of the death, resignation or removal of any director designated for nomination by Cable, the Company shall take all action necessary to cause another person designated by Cable (who shall be a director or senior executive of Wassall or any subsidiary of Wassall) to be elected as a director to fill the resulting vacancy on the Board of Directors of the Company (which may include the election of such replacement director by the remaining directors then in office).

                           (d) The Company may change the number of directors; provided that in no event shall any decrease in the number of directors by the Company or the Company's Board of Directors shorten the term of any director of the Company that was designated by Cable for nomination pursuant to this Section 2.2.

                           (e) If at any time there is a change in the number of outstanding shares of Common Stock or the class of Common Stock, by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, or if a stock dividend thereon is declared, then the number of shares of Common Stock comprising the Minimum Shares shall be appropriately and equitably adjusted.

                  SECTION 3.  Indemnification.

                  SECTION 3.1 Indemnification by the Company. The Company hereby agrees to indemnify, defend and hold harmless the members of the Wassall Group (including, without limitation, Cable) and each Person, if any, who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, shareholders, partners,

                                        4




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attorneys, accountants, agents and employees and their heirs, successors and assigns of each of the foregoing (the "Wassall Indemnified Parties") from, against and in respect of any damages, claims, losses, charges, actions, suits, judgments, proceedings, deficiencies, taxes (excluding taxes referred to in Section 3.2(d)), interest, penalties and costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") imposed on, sustained, incurred or suffered by or asserted against any Wassall Indemnified Party, directly or indirectly, relating to or arising out of:

                           (a) the breach of any representation, warranty or covenant made by the Company in this Agreement;

                           (b) the breach of any covenant of the Company set forth in this Agreement;

                           (c) (i) claims made by any member of the GCC Group under any insurance policy maintained by the Wassall Group under which any member of the GCC Group is an insured party including, without limitation, all premiums (including (A) pre-paid premiums and (B) premiums relating to periods prior to the consummation of the Offerings resulting from any retroactive adjustment of such prior period premiums under the terms of any such policies), deductibles, retention amounts and other expenses, and (ii) all expenses attributable to any member of the GCC Group under the Agreement Letters for Paid Loss Program between Wassall USA, Inc. and The Travelers Insurance Company, dated November 20, 1996, November 20, 1995 and July 6, 1995, respectively;

                           (d) the ownership by any member of the Wassall Group of the Common Stock or the conduct, ownership and/or operation by any member of the GCC Group or any predecessor thereof of any of its respective current, former or future businesses or assets, whether, in each case, prior to, on or after the date hereof;

                           (e) any Wassall Letter of Credit including, without limitation, drawings under, and any fees paid or payable in connection with the issuance of, or with maintaining outstanding, any such Wassall Letter of Credit;

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                           (f) the offering or sale of securities of the Company
         (including, without limitation, liabilities under the federal securities laws in connection with the Offerings), except insofar as such Losses are Losses with respect to which any GCC Indemnified Party is entitled to be indemnified by Wassall pursuant to Section 3.2(c) hereof;

                           (g) any Exchange Act report by the Company, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in conformity with information relating to a Wassall Indemnified Party furnished in writing to the Company by or on behalf of such Wassall Indemnified Party expressly for use therein; or

                           (h) any member of the Wassall Group being deemed a member of a controlled group, or under common control and treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                  SECTION 3.2 Indemnification by Wassall. Wassall hereby agrees to indemnify, defend and hold harmless the member of the GCC Group and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "GCC Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any GCC Indemnified Party, directly or indirectly, relating to or arising out of:

                           (a) the breach of any representation, warranty or covenant made by Wassall in this Agreement;

                           (b) (i) claims made by any member of the Wassall Group under any insurance policy maintained by the GCC Group under which any member of the Wassall Group is an insured party including, without limitation, all premiums (including (A) pre-paid premiums and (B) premiums relating to periods prior to the consummation of the Offerings resulting from any retroactive adjustment of such prior period premiums under the terms of any such policies), deductibles, retention amounts and other expenses, and (ii) all

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



         expenses attributable to any member of the Wassall Group under the Agreement Letters for Paid Loss Program between Wassall USA, Inc. and The Travelers Insurance Company, dated November 20, 1996, November 20, 1995 and July 6, 1995, respectively;

                           (c) the Offerings, insofar (and only insofar) as such Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the "Selling Stockholder" section of any preliminary or final prospectus for the Offerings, or arise out of or are based upon an omission or alleged omission to state in such section a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;


                           (d) any United States federal, state or local withholding tax, penalties or interest (after utilization of all available reserves in excess of requirements) imposed on the Company with respect to any dividends declared and paid by the Company to a member of the Wassall Group on or before the Closing Date; or


                           (e) any member of the GCC Group being deemed a member of a controlled group, or under common control and treated as a single employer, with the Wassall Group under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                  SECTION 3.3 Indemnification Procedures.

                  (a) If Wassall and the Company shall receive notice pursuant to Section 10 of either of the Underwriting Agreements that an action or proceeding has been brought or asserted against any Underwriter indemnified party (as such term is defined in the Underwriting Agreements) with respect to which indemnity may be sought against Wassall and the Company pursuant to such
Section 10, Wassall shall have the right to assume the defense thereof in accordance with Section 10(b) of the applicable Underwriting Agreement (and shall, if it so elects, be the "Defending Party" for purposes of such Section
10). If Wassall exercises such right, the fees and expenses of its counsel shall be paid by the Company and Wassall shall have the right to effect

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a settlement of any such action or proceeding in its sole discretion.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2, such Person (the "Indemnified Party") shall promptly notify the person against whom such indemnify may be sought (the "Indemnifying Party") in writing. If the Indemnified Party, at its option, elects to defend any such proceeding with counsel retained by it, the Indemnifying Party shall pay the fees and expenses of such counsel related to such proceeding. Upon the request of the Indemnified Party, the Indemnifying Party shall assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding in which the Indemnifying Party so assumes the defense thereof, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate in the reasonable judgment of the Indemnified Party due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. Except as provided in
Section 3.3(a), the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. Any settlement shall include a full release of all Indemnified Parties.


                  Section 3.4. Contribution. If the indemnification provided for in Sections 3.1(f), 3.1(g) or 3.2(c) is unavailable to an Indemnified Party in respect of any Losses referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall

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contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a particular party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and Wassall agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.4, no Indemnified Party shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Indemnified Party exceeds the amount of any damages which such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  Section 3.5. Survival of Indemnification; Prior Knowledge. The indemnification provisions of this Section 3 shall survive the Offerings and any investigation made at any time by any of the parties hereto, without limitation as to time or amount. Actual prior knowledge by any Indemnified Party with respect to any matter as to which indemnification may be sought shall not constitute a defense to any Indemnified Party's rights to indemnification pursuant to the provisions hereof.

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                  SECTION 4.  Non-Solicitation.

                  (a) Wassall and the Company each hereby agrees that for a period of two (2) years following the Closing Date it shall not, and it shall not permit any member of the Wassall Group or the GCC Group, respectively, to, without the prior written consent of the other party hereto, directly or indirectly, solicit any employee of the Wassall Group or the GCC Group, as the case may be, for employment by such party; provided, however, that nothing herein shall preclude any member of the Wassall Group or the GCC Group from soliciting for employment any employee of the Wassall Group or the GCC Group, respectively, whose employment with such party has been involuntarily terminated (other than termination for cause); and provided, further, that nothing herein shall preclude the Wassall Group or the GCC Group from engaging in ordinary course general solicitations of employees, or the use of any independent employment agency or search firm, not specifically directed at employees of the Wassall Group or the GCC Group, as the case may be.

                  (b) Wassall and the Company each acknowledges and agrees that a remedy at law for any breach, or threatened breach, of any of the provisions of this Section 3 will be inadequate and, accordingly, each covenants and agrees that the other shall, in addition to any other rights and remedies which the other may have, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. Such right to obtain equitable relief may be exercised, at the option of such other party, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which such party may have as a result of any such breach or threatened breach. Wassall and the Company each hereby waive any requirement of the posting of a surety bond in connection with the granting of any equitable relief or specific performance.

                  SECTION 5. Accounting Matters. The Company covenants and agrees that for so long as Wassall continues to account for its stock interest in the Company on an equity basis:

                  (a) the Company will not change its fiscal year end without the prior written consent of Wassall;

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                  (b) the Company shall provide to Wassall the following:


                           (i) monthly consolidated management accounts for the GCC Group, in the form given to executive management of the Company within 7 days of receipt thereof by executive management (which, with respect to the monthly consolidated management accounts for the month of May 1997, notwithstanding the foregoing, shall be delivered to Wassall no later than June 6, 1997 and shall be prepared in a format consistent with the format used for the April 1997 management accounts);


                  (ii) each annual budget of the GCC Group within one month following the end of each fiscal year of the Company;

                  (iii) promptly following preparation or delivery thereof, any written forecasts prepared by or delivered to executive management of the Company relating to the Company on a consolidated basis;

                  (iv) promptly following availability thereof, the results of each audit committee meeting (including, without limitation, minutes of, and any letters written by or to, the Company's auditors); and

                  (v) any other information reasonably requested by Wassall and necessary to assist Wassall with its equity accounting with respect to its stock interest in the Company and its public reporting obligations and practices in the U.K.


                  (c) the Company shall give Wassall at least seven (7) days prior notice of any public announcement by the Company or any member of the GCC Group; provided, however, that if, in the reasonable judgment of the Company, the requirements of applicable law or any stock exchange rule or requirement would not permit the Company to give Wassall seven days prior notice of any announcement, the Company may, to the extent required by such law or rules, make such public announcement without complying with such seven-day notice requirement, but in such event the Company shall provide Wassall with as much prior notice of such announcement as is reasonably practicable.


                  (d) the Company will publicly report its annual and second quarter earnings, and will file each Annual

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Report on Form 10-K and each Quarterly Report on Form 10-Q for the Company's second fiscal quarter, at least three business days prior to the respective dates of Wassall's public announcement of its annual and semi-annual earnings (the "Wassall Announcement Dates").

Wassall shall provide the Company with adequate (and, in any event, not less than ten days or such greater time as reasonably practicable) prior notice of each Wassall Announcement Date, and the Company and Wassall agree to cooperate and coordinate with each other with respect to the matters described in clause
(d) above.

                  SECTION 6.  Information.

                  (a) Wassall shall, and shall cause the other members of the Wassall Group to, provide to any member of the GCC Group and Company shall, and shall cause the other members of the GCC Group to, provide to any member of the Wassall Group, upon the other's written request and (except as hereinafter provided) at the cost and expense of the requesting party, at reasonable times, full and complete access to, and duplication rights with respect to, any and all such Information as the other may reasonably request in connection with any legal, administrative or other proceedings or for auditing, accounting and tax purposes, and Wassall shall use its best efforts to make available to the Company, and the Company shall use its best efforts to make available to Wassall, upon the other's written request, the officers, directors, employees and agents of the members of the Wassall Group and of the GCC Group, respectively, as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which members of the GCC Group or members of the Wassall Group, as the case may be, may from time to time be a party. Without limiting the generality of the foregoing, the GCC Group shall make available to the Wassall Group and its auditors from time to time such information (including work papers) as may be necessary or useful in connection with the Wassall earnings releases contemplated by Section 5(b) hereof including, without limitation, (i) such information as may be necessary or useful to Wassall to reconcile financial information of the Company prepared in accordance with U.S. generally accepted accounting principles ("GAAP") to U.K. GAAP, (ii) documentation showing, in reasonable detail, the Company's calculations with respect to (A) copper inventories and (B)

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any tax provisions, and (iii) information, in reasonable detail, regarding any contingent liabilities of the Company; provided, however, that (x) the Company shall not be required to perform such reconciliation or to maintain separate financial books or accounting for U.K. GAAP purposes, and (y) in no event will Wassall report earnings or financial results of the GCC Group in advance of such disclosure by the GCC Group unless the Company shall have failed to comply with the requirements of Section 5(d) hereof in a timely manner.

                  (b) Notwithstanding the provisions of Section 6(a), neither Wassall nor the Company need provide any Information or make available witnesses to the other (i) to the extent that doing so would (A) result in a waiver of any attorney-client or work product privilege of such party or its legal counsel,
(B) require either Wassall or the Company to provide any Information which relates to the subject matter of any legal, administrative or other proceeding in which any member of the Wassall Group and any member of the GCC Group are adverse parties, (C) result in any breach of any agreement with a third party, or (D) result in a violation of any law, regulation or rule to which either Wassall or the Company is subject; and (ii) with respect to any legal, administrative or other proceeding which has been finally determined by any court or other body having jurisdiction and which shall not be subject to judicial review (by appeal or otherwise). Each party shall use reasonable efforts, if requested by the other, to obtain waivers of any provision of any agreement which restricts the provision of any Information.

                  (c) The Company shall provide Information and make available witnesses pursuant to Section 6(a) at its own cost and expense (except that Wassall shall reimburse the Company for the reasonable expenses incurred by the Company of making witnesses available outside of the United States) in connection with (i) any legal, administrative or other proceeding in respect of, or any audit or investigation by any applicable taxing authority of, the federal and state tax returns of Wassall which shall include within its scope any audit or investigation with respect to any member of the GCC Group; and (ii) any legal, administrative or other proceeding relating to or arising out of Information provided by any member of the GCC Group to Wassall and included in or relied on in preparing Wassall's consolidated financial statements, whether before, at or after the date hereof (audited or unaudited).

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                  SECTION 7.  Additional Covenants.

                  (a) The Company hereby covenants and agrees that (i) all federal, state, local and foreign tax returns ("Tax Returns") of the Company and, if applicable, other members of the GCC Group, shall be filed in a manner consistent with past practice and past tax reporting since June 9, 1994, (ii) the Company shall not amend any Tax Returns for periods prior to or including the Closing Date without the consent of Wassall, and (iii) the Company shall not withdraw any filing with a tax authority which affects a Tax Return made prior to the date hereof.

                  (b) The Company hereby covenants and agrees that it shall, and shall cause the other members of the GCC Group to, comply with the terms and conditions of the Confidentiality Agreements applicable to and binding upon Wassall and/or the other members of the Wassall Group as if such terms and conditions were directly binding upon the Company and the other members of the GCC Group.

                  (c) The Company hereby covenants and agrees that, promptly following the consummation of the Offerings, it shall use its best efforts to obtain letters of credit to replace all outstanding Wassall Letters of Credit.


                  (d) The Company hereby covenants and agrees that from and after the consummation of the Offerings, it shall not, and shall cause the other members of the GCC Group not to, submit any claim based upon or arising out of events occurring or circumstances existing after the consummation of the Offerings under any insurance policy under which any member of the Wassall Group is jointly and severally liable, and further acknowledges and agrees that from and after the consummation of the Offerings, the Wassall Group shall have no obligation to maintain or provide any insurance coverage for any Loss that may be incurred by any member of the GCC Group that is based upon or arises out of events occurring or circumstances existing after the consummation of the Offerings. The Company hereby further covenants and agrees that, with respect to any claims by any member of the GCC Group based upon or arising out of events occurring or circumstances existing prior to the consummation of the Offerings, the aggregate amount of all such claims with respect to which the GCC Group shall be entitled to coverage under any class of insurance policy (e.g., primary liability and related excess liability, primary property and related excess property) maintained by the Wassall Group shall not exceed an amount equal to that percentage of the aggregate limit under such policy class equal to the


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percentage of premiums paid by the GCC Group under such policy class (as a percentage of the total premiums paid with respect to such policy class by all covered Persons).


                  (e) Wassall hereby covenants and agrees that it shall pay to the Company its allocable portion (based upon the amount of premiums pre-paid by all covered parties) of any pre-paid premiums with respect to any period after the consummation of the Offerings actually refunded to Wassall, if any, under any insurance policy maintained by Wassall.

                  (f) Wassall and the Company hereby acknowledge and agree that upon consummation of the Offerings the Management Agreement between Wassall USA, Inc. and GCC Corporation shall automatically and without further action terminate; provided, however, that such termination shall not eliminate or affect any obligation of GCC Corporation to pay any accrued and unpaid amounts owed to Wassall USA, Inc. thereunder.

                  (g) The Company hereby covenants and agrees that it shall use the proceeds of its initial borrowing under the New Credit Facility (as such term is defined in the definitive prospectus for the Offerings (the "Prospectus") as described under the caption "Prospectus Summary - The Refinancing" in the Prospectus.

                  SECTION 8. Representations and Warranties. As an inducement to enter into this Agreement, each of Wassall and Cable represents and warrants to the Company, and the Company hereby represents and warrants to each of Wassall and Cable, that:

                  (a) it is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation;

                  (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby;

                  (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to

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general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

                  (d) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or bylaws or other similar organizational documents or instruments, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets, other than, in each case, any conflict, breach, violation or default that would not be reasonable likely to materially impair the ability of such party to perform its obligations under this Agreement.

                  SECTION 9. Confidentiality. Except as otherwise required by applicable law or stock exchange rule or requirement and subject to the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential, any Information which it or any of its agents or employees may acquire pursuant to any provision of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to Information which (a) at the time of disclosure was in the public domain other than as a result a disclosure by the receiving party or its employees, agents or Affiliates, or (b) is or becomes available to the receiving party on a non-confidential basis and without restriction on use or disclosure from a source which, to the best of the receiving party's knowledge, is not prohibited from using or disclosing such Information by a legal, contractual or fiduciary obligation.

                  SECTION 10. Effective Date of Agreement. Following execution of this Agreement by the parties hereto, this Agreement shall become effective on (and shall not be effective until) the Closing Date.

                  SECTION 11. Benefits of this Agreement; Assignment. Nothing in this Agreement shall be construed to

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give to any person or entity, other than the parties hereto and (to the extent provided herein) their respective Affiliates, any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of, and shall be binding upon, the parties hereto and (to the extent provided herein) their respective Affiliates and their respective heirs, personal representatives, successors and permitted assigns. No assignment of any obligations hereunder may be made by any party to this Agreement (by operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be void.

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  SECTION 13. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be automatically severed from this Agreement and there shall be added to this Agreement a provision as similar as possible to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

                  SECTION 14. Entire Agreement; Amendments. This Agreement (including the annex hereto) and the Stock Purchase Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and arrangements, whether oral or written, of the parties with respect thereto. Except as otherwise provided herein, this Agreement may be amended, supplemented or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                  SECTION 15. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, on the fifth business day after mailed by certified mail, return receipt requested, the next business day after delivery to a recognized overnight courier or when sent by facsimile to

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the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company:

                  General Cable Corporation
                  4 Tesseneer Drive
                  Highland Heights, Kentucky  41076
                  Attention: General Counsel
                  Facsimile: 606-572-8444

                  If to Wassall or Cable:

                  Wassall PLC
                  39 Victoria Street
                  London SW1H OEE
                  Attention:  Group Solicitor
                  Facsimile:  171-333-0304

                  with a copy to:

                  Wassall USA, Inc.
                  The Moorings
                  301 Riverside Avenue
                  Westport, Connecticut  06880
                  Attention: General Counsel
                  Facsimile: 203-221-6443

                  SECTION 16. Headings. The section headings used in this Agreement are for convenience only and do not in any way limit or modify the terms and provisions hereof.

                  SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                           WASSALL PLC


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                           WASSALL NETHERLANDS CABLE BV

                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                           GENERAL CABLE CORPORATION

                                           By:
                                               -------------------------------
                                               Name:
                                               Title:


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